                                                                  Exhibit 4.15


                               Trust Agreement
                                   Between

                              Quanex Corporation

                                     And

                      Fidelity Management Trust Company


                    --------------------------------------

                    NICHOLS-HOMESHIELD 401(K) SAVINGS PLAN

                        FOR DAVENPORT HOURLY EMPLOYEES

                                    TRUST

                    --------------------------------------





                          Dated as of March 31, 1992

                               TABLE OF CONTENTS

SECTION                                                                               PAGE
- -------                                                                               ----
1    Trust    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2    Exclusive Benefit and Reversion of
       Sponsor Contributions    . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

3    Disbursements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       (a) Directions from Named Fiduciary
       (b) Limitations

4    Investment of Trust    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       (a) Selection of Investment Options
       (b) Available Investment Options
       (c) Participant Direction
       (d) Mutual Funds
       (e) Notes
       (f) Reliance of Trustee Directions
       (g) Trustee Powers

5    Recordkeeping to Be Performed  . . . . . . . . . . . . . . . . . . . . . . . . .  8
       (a) General
       (b) Accounts
       (c) Inspection and Audit
       (d) Effect of Plan Amendment
       (e) Returns, Reports and Information

6    Compensation and Expenses    . . . . . . . . . . . . . . . . . . . . . . . . . . 10

7    Directions and Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . 10
       (a) Identity of Administrator and Named Fiduciary
       (b) Directions from Administrator
       (c) Directions from Named Fiduciary
       (d) Co-Fiduciary Liability
       (e) Indemnification
       (f) Survival

8    Resignation or Removal of Trustee    . . . . . . . . . . . . . . . . . . . . . . 12
       (a) Resignation
       (b) Removal

9    Successor Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       (a) Appointment
       (b) Acceptance
       (c) Corporate Action

10   Termination    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                               TABLE OF CONTENTS
                                  (Continued)

SECTION                                                                               PAGE
- -------                                                                               ----
11   Resignation, Removal, and Termination Notices    . . . . . . . . . . . . . . . . 13

12   Duration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

13   Amendment or Modification    . . . . . . . . . . . . . . . . . . . . . . . . . . 14

14   General    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       (a) Employment of Affiliates as Agents for Trustee
       (b) Entire Agreement
       (c) Waiver
       (d) Successors and Assigns
       (e) Partial Invalidity
       (f) Section Headings
       (g) Single Trust
       (h) Withdrawal
       (i) Definition of Named Fiduciary

15   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
       (a) Massachusetts Law Controls
       (b) Trust Agreement Controls

SCHEDULES
- ---------

  A. Recordkeeping Services
  B. Fee Schedule
  C. Investment Options
  D. Sponsor's Authorization Letter
  E. Named Fiduciary's Authorization Letter
  F. IRS Determination Letter or Opinion of Counsel
  G. Telephone Exchange Procedures

       TRUST AGREEMENT, dated as of the thirty-first day of March, 1992, between Quanex Corporation, a Delaware corporation, having an office at 1900 West Loop South, Houston, TX 77027 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                  WITNESSETH:

       WHEREAS, the Sponsor has previously sponsored the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan") for the exclusive benefit of its employees who qualify and their beneficiaries; and

       WHEREAS, the Board of Directors of Quanex Corporation has resolved to amend, restate and continue the Nichols-Homeshield 401(k) Savings Plan Trust in the form of the trust agreement between Fidelity Management Trust Company (the "Trust"); and

       WHEREAS, the Administrative Committee of the Sponsor (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

       WHEREAS, the Trustee is willing to ho!d and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

       WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping functions under the Plan; and

       WHEREAS, the Sponsor (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

       WHEREAS, the Trustee is willing to perform recordkeeping services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

       Section 1. Trust. The Sponsor hereby establishes the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 2. Exclusive Benefit and Reversion of Sponsor Contributions.

Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries. However, Quanex Corporation retains the right provided in the Plan to have Trust assets revert to them upon a mistake of fact or disallowance of a deduction based upon any contribution to the Trust.

Section 3. Disbursements.

       (a) Directions from Administrator. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

       (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 4. Investment of Trust.

       (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

       (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to what investment options Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"),
(ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, and (iv) guaranteed annuity contracts heretofore entered into by the Sponsor or predecessor trustee and specifically identified on a Schedule attached hereto ("Existing GICs"), and (v) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Named Fiduciary hereby directs the Trustee to continue to hold such Existing GICs until the Named Fiduciary directs otherwise, it being expressly understood that such direction is given in accordance with Section 403(a) of ERISA; and provided, further, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans.

       (c) Participant Direction. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts and the Trustee must comply with any such directions unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". If a Plan participant makes an oral investment via the telephone exchange system, the Trustee will return to that participant a written confirmation of that direction. Any directions made by a Participant using the telephone exchange system shall be treated as a direction made in writing by the Named Fiduciary for purposes of
Section 7 hereafter. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

       (d) Mutual Funds. Trust investments in Mutual Funds shall be subject to the following limitations:

              (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

              (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.

       (e) Notes. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel and surrender the notes and other loan documentation when a loan has been paid in full.

       (f) Reliance of Trustee on Directions. (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

              (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

       (g) Trustee Powers. The Trustee shall have the following powers and authority:

              (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the

Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

              (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

              (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

              (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

              (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

              (vi) To take any action, whether by legal proceeding, compromise, or otherwise, as the Trustee in its sole discretion believes to be in the best interest of the Trust if there is a default in the payment of any principal or income of the Trust at any time.

              (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

              (viii) To do all other acts that are in accordance with the powers granted to the Trustee under common law, the applicable state trust law and other applicable statutes.


              (ix) The Trustee is not required to take any legal action to collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust itself, with the approval of the administrative committee of the Plan, or by the Sponsor. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims that has as Trustee of this Trust will become a part of the Trust.

Section 5. Recordkeeping to Be Performed.

       (a) General. The Trustee shall perform those recordkeeping functions described in Schedule "A" attached hereto. These recordkeeping functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

       (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in
Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

       (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

       (d) Effect of Plan Amendment. The Trustee's provision of the recordkeeping services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request.

       (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.

Section 6. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

Section 7. Directions and Indemnification.

       (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

       (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

       (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

       (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

       (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceedings or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's breach of its fiduciary duties under ERISA.

       (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

Section 8. Resignation or Removal of Trustee.

       (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

       (b) Removal. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 9. Successor Trustee.

       (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

       (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

       (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 10. Termination. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 11. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Wayne M. Rose, Vice President - Chief Financial Officer, Quanex Corporation, 1900 West Loop South, Suite 1500, Houston, TX 77027, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

Section 14. General.

       (a) Employment of Affiliates as Agents for Trustee. The Sponsor acknowledges and authorizes that the Trustee may employ its affiliates to act as its agent in the performance of its responsibilities under this Agreement. In particular, the Sponsor specifically acknowledges and authorizes that the Trustee may employ Fidelity Investments Institutional Operations Company or its successor to perform recordkeeping functions under this Agreement. The expenses and compensation of any such agent shall be paid by the Trustee out of its fees described in Schedule "B" attached hereto.

       (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

       (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

       (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

       (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

       (g) Single Trust. The Trust will be a single trust within the meaning of Section 414(l) of the Internal Revenue Code of 1986, as amended, with respect to Quanex Corporation and any other employer that adopts the Trust with the consent of Quanex Corporation and the Trustee. All Trust assets will be available to pay the benefits of all such employers' eligible employees and their beneficiaries.

       (h) Withdrawal. The employers that adopt this Trust may withdraw from the Trust by giving 60 days written notice of their intent to withdraw to Quanex Corporation and the Trustee.

       The administrative committee of the Plan will then determine, within sixty (60) days following the receipt of the notice, the portion of the Trust that is attributable to the members employed by the withdrawing employer and shall forward a copy of the determination to the Trustee. Upon receipt of the determination, the Trustee will segregate those assets attributable to the members employed by the withdrawing employer and will transfer those assets to the successor Trustee or Trustees when it receives a designation of such successor from the withdrawing employer.

       The withdrawal from the Trust will not terminate the Plan or Trust with respect to the withdrawing employer. Instead, the employer shall, as soon as practical, either appoint a successor Trustee or Trustees and reaffirm this Trust as a new and separate trust intended to fund the Plan which is qualified under Section 401(a) of the Code or establish another defined contribution plan and trust intended to qualify under Section 401(a) of the Code.

       The determination of the administrative committee of the Plan, in its sole discretion, of the portion of the Trust that is attributable to the members employed by the withdrawing employer will be final and binding upon all parties at interest; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing employer, the members employed by that employer and their beneficiaries, and the successor Trustee or Trustees.

       (i) Definition of Named Fiduciary. The Sponsor is the Named Fiduciary of the Plan within the meaning of ERISA Section 402(a)(2). The Plan participants are Named Fiduciaries within the meaning of ERISA Section 402(a)(2) solely with regard to their exercise of such pass through voting and tender offer rights.

Section 15. Governing Law.

       (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superceded under section 514 of ERISA.

       (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          QUANEX CORPORATION

Attest: /s/ JOSEPH K. PERRY            By /s/ WAYNE M. ROSE
        Assistant Secretary               Vice President

                                          FIDELITY MANAGEMENT TRUST
                                          COMPANY

Attest: /s/ DOUGLAS O. KENT            By /s/ JOHN P. O'RILEY JR.
        Assistant Clerk                   Senior Vice President

                                  Schedule "A"

                             RECORDKEEPING SERVICES
ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

*      Maintenance of six plan investment options:

              - Fidelity Money Market Trust: Retirement Money Market Portfolio
              - Fidelity U.S. Bond Index Portfolio
              - Fidelity Balanced Fund
              - Fidelity Growth & Income Portfolio
              - Fidelity Magellan Fund
              - Fidelity Contrafund

*      Maintenance of four money classifications:

              - Salary Deferral Contribution Account
              - Supplemental Employer Contribution Account
              - Rollover Account
              - Qualified Non-elective Employer Contribution Account

*      Processing of mutual fund trades.

. The Trustee will provide only the recordkeeping services set forth on this Schedule "A" and no others.

PROCESSING

*      Monthly processing of contribution data.
*      Daily processing of transfers and changes of future allocations.
*      Monthly processing of withdrawals.

OTHER

*      Monthly trial balance
*      Quarterly administrative reports
*      Quarterly participant statements
*      1099-Rs
*      Participant Loans
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ WAYNE M. ROSE 3/3/92        By /s/ JOHN P. O'RILEY JR. 3/13/92
                     Date            Senior Vice President    Date

                                  SCHEDULE "B"
                                  FEE SCHEDULE

       RECORDKEEPING FEES

.      Annual Participant Fee              $20.00 per participant, subject to a
                                           $7,500 per year minimum, billed and
                                           payable quarterly.

.      Loan Fees                           Establishment fee of $10.00 per loan
                                           account; annual fee of $15.00 per
                                           loan account.

. Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting.

TRUSTEE FEES

. To the extent that assets are invested in Mutual Funds, 0.02% per year payable pro rata quarterly on the basis of such assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00 nor more than $5,000.00.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ WAYNE M. ROSE 3/3/92        By /s/ JOHN P. O'RILEY JR. 3/13/92
                     Date            Senior Vice President    Date

                                  Schedule "C"

                               INVESTMENT OPTIONS

       In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

              - Fidelity Money Market Trust: Retirement Money Market Portfolio
              - Fidelity U.S. Bond Index Portfolio
              - Fidelity Balanced Fund
              - Fidelity Growth & Income Portfolio
              - Fidelity Magellan Fund
              - Fidelity Contrafund

       The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.

QUANEX CORPORATION

By /s/ WAYNE M. ROSE 3/3/92
                     Date

Quanex Corporation
1900 West Loop, South                             QUANEX
Suite 1500                                        (Logo)
Houston, TX 77027
(713) 961-4600


       February 17, 1992

       Ms. Jacqueline W. McCarthy
       Fidelity Investments Institutional Operations Company
       82 Devonshire Street
       Boston, MA 02109

       RE:    Nichols-Homeshield 401(k) Savings Plan
              for Davenport Hourly Employees Trust

       Dear Ms. McCarthy:

       This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of March 31, 1992, between Quanex Corporation and Fidelity Management Trust Company. We hereby designate Carl E. Pfeiffer, Robert C. Snyder, Wayne M. Rose, and Joseph K. Peery, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                                   Very truly yours,

                                   QUANEX CORPORATION

                                   By: /s/ WAYNE M. ROSE


       /s/ CARL E. PFEIFFER
       Carl E. Pfeiffer

       /s/ ROBERT C. SNYDER
       Robert C. Snyder

       /s/ WAYNE M. ROSE
       Wayne M. Rose

       /s/ JOSEPH K. PEERY
       Joseph K. Peery

Quanex Corporation
1900 West Loop, South                             QUANEX
Suite 1500                                        (Logo)
Houston, TX 77027
(713) 961-4600


       February 17, 1992

       Ms. Jacqueline W. McCarthy
       Fidelity Investments Institutional Operations Company
       82 Devonshire Street
       Boston, MA 02109

       RE:    Nichols-Homeshield 401(k) Savings Plan
              for Davenport Hourly Employees Trust

       Dear Ms. McCarthy:

       This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of March 31, 1992, between Quanex Corporation and Fidelity Management Trust Company. We hereby designate Carl E. Pfeiffer, Robert C. Snyder, Wayne M. Rose, and Joseph K. Peery, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                                   Very truly yours,

                                   QUANEX CORPORATION

                                   By: /s/ WAYNE M. ROSE


       /s/ CARL E. PFEIFFER
       Carl E. Pfeiffer

       /s/ ROBERT C. SNYDER
       Robert C. Snyder

       /s/ WAYNE M. ROSE
       Wayne M. Rose

       /s/ JOSEPH K. PEERY
       Joseph K. Peery

                                 Schedule "G"

                        TELEPHONE EXCHANGE PROCEDURES

The following telephone exchange procedures arc currently employed by Fidelity Investments Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                 MUTUAL FUNDS

       EXCHANGES BETWEEN MUTUAL FUNDS

       Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.


QUANEX CORPORATION


By /s/ WAYNE M. ROSE 3/3/92
                     Date

                  FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                    FIDELITY MANAGEMENT TRUST COMPANY AND
                              QUANEX CORPORATION

       THIS FIRST AMENDMENT, dated as of the first day of January, 1993, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor");

                                 WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated March 31, 1992, with regard to the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

       (1) Amending and restating the "investment options" portion of Schedule "A" and Schedule "C" to read as follows:

                     - Fidelity Money Market Trust:Retirement Government Money
                        Market Portfolio
                     - Fidelity Balanced Fund
                     - Fidelity Growth & Income Portfolio
                     - Fidelity Magellan Fund
                     - Fidelity Contrafund
                     - Fidelity Short Intermediate Government Portfolio

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ WAYNE M. ROSE 12/15/92      By /s/ JOHN P. O'RILEY JR. 12/22/92
                     Date            Senior Vice President    Date

                 SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                    FIDELITY MANAGEMENT TRUST COMPANY AND
                              QUANEX CORPORATION


       THIS SECOND AMENDMENT, dated as of the 15th day of July, 1993, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor"):

                                 WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated March 31, 1992, with regard to the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

       (1) Amending and restating the "investment options" portion of Schedule "A" and Schedule "C" to read as follows:

                     - Fidelity Money Market Trust:Retirement Government Money
                        Market Portfolio
                     - Fidelity Balanced Fund
                     - Fidelity Growth & Income Portfolio
                     - Fidelity Magellan Fund
                     - Fidelity Contrafund
                     - Fidelity Short Intermediate Government Portfolio
                     - Fidelity Overseas Fund

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ JOSEPH K. PEERY             By /s/ JOHN P. O'RILEY JR. 6/30/93
                       Date           Senior Vice President    Date

                                   REVISED

                  THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                    FIDELITY MANAGEMENT TRUST COMPANY AND
                              QUANEX CORPORATION

       THIS THIRD AMENDMENT, dated as of the February 1, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor"): and

                                 WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated March 31, 1992, with regard to the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

       - Amending Section 4 by replacing Section 4(e), in its entirety, with the following:

                     Notes. The Administrator shall act as the Trustee's agent
              for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe, the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall notify the Trustee of the request by use of the Telephone Exchange System. The Trustee shall determine, based on the current value of the Plan participant's account, the amount available for the loan. The Plan participant shall then direct the Trustee regarding the amount to be borrowed and the term or period for repayment. Based on the most recent interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Plan participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Plan participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for instructing the Trustee as to whether the Administrator has approved the loan via remote access. The Trustee shall send the loan proceeds to the Administrator or to the Plan participant in accordance with the directions from the Administrator. In all cases, such approval by the Administrator shall be made within 30 days of the Plan participant's initial request (the origination date).

       -      Amending Schedule "B" to reflect the Loan Fee as follows:

              Loan Fees            Establishment fee of $35.00 per loan
                                   account; annual fee of $15.00 per loan
                                   account.

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ JOSEPH K. PEERY 1/29/94     By /s/ JOHN P. O'RILEY JR. 2/9/94
                       Date          Senior Vice President    Date

                  FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                               QUANEX CORPORATION

       THIS FOURTH AMENDMENT, dated as of the 1st day of April, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor"); and

                                 WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated March 31, 1992, with regard to the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

       (1) Amending and restating the "investment options" portion of Schedules "A" and "C", to read as follows:

                     - Fidelity Magellan Fund
                     - Fidelity Overseas Fund
                     - Fidelity Puritan Fund
                     - Fidelity Money Market Trust: Retirement Government Money
                        Market Portfolio
                     - Fidelity Growth & Income Portfolio
                     - Fidelity Short Intermediate Government Portfolio
                     - Fidelity Contrafund
                     - Fidelity Balanced Fund

       (2)    Amending and restating Schedules "D" and "E", as attached.

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                   FIDELITY MANAGEMENT TRUST COMPANY

By /s/ ROBERT C. SNYDER 3/30/94    By /s/ JOHN P. O'RILEY JR. 9/5/94
                        Date          Senior Vice President    Date

                                                                      SCHEDULE D

                               QUANEX CORPORATION
                        1900 West Loop South, Suite 1500
                               Houston, Tx 77027
                                 (713) 961-4600

                                 March 31, 1994

Re:    Nichols-Homeshield 401(k) Savings Plan
       for Davenport Hourly Employees Trust

================================================================================

Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

Dear Ms. McCarthy:

       This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of March 31, 1992, between Quanex Corporation and Fidelity Management Trust Company. We hereby designate Robert C. Snyder, Vernon E. Oechsle, Wayne M. Rose, and Joseph K. Peery, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                                   Very truly yours,

                                   QUANEX CORPORATION

                                   By: /s/ JOSEPH K. PEERY
                                       Assistant Secretary

/s/ ROBERT C. SNYDER
Robert C. Snyder

/s/ VERNON E. OECHSLE
Vernon E. Oechsle

/s/ WAYNE M. ROSE
Wayne M. Rose

/s/ JOSEPH K. PEERY
Joseph K. Peery

                                                                      SCHEDULE E

                               QUANEX CORPORATION
                        1900 West Loop South, Suite 1500
                                Houston, Tx 77027
                                 (713) 961-4600

                                 March 31, 1994

Re:    Nichols-Homeshield 401(k) Savings Plan
       for Davenport Hourly Employees Trust

================================================================================

Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

Dear Ms. McCarthy:

       This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of March 31, 1992, between Quanex Corporation and Fidelity Management Trust Company. We hereby designate Robert C. Snyder, Vernon E. Oechsle, Wayne M. Rose, and Joseph K. Peery, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

       You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.


                                   Very truly yours,

                                   QUANEX CORPORATION

                                   By: /s/ JOSEPH K. PEERY
                                       Assistant Secretary

/s/ ROBERT C. SNYDER
Robert C. Snyder

/s/ VERNON E. OECHSLE
Vernon E. Oechsle

/s/ WAYNE M. ROSE
Wayne M. Rose

/s/ JOSEPH K. PEERY
Joseph K. Peery

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                               QUANEX CORPORATION



                 THIS FIFTH AMENDMENT, dated as of the first day of July, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor");


                                  WITNESSETH:


                 WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated March 31, 1992, with regard to the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan"); and

                 WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

                 WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 7(c), to liquidate all participant balances held in the Fidelity Short Intermediate Government Portfolio on July 1, 1994 and to invest the proceeds in the Fidelity Money Market Trust:Retirement Government Money Market Portfolio. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written directions of the Sponsor; and

                 NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

                 (1)      Amending Section 4 by adding two new subsections,
                          Section 4(h) and 4(i), respectively, to read as follows:

                          (h) Sponsor Stock. Trust investments in Sponsor Stock shall be subject to the following limitations:

                                  (i)      Acquisition Limit. Pursuant to the
                          Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement. Up to 100 percent (100%) of the Trust assets may be so invested in Sponsor Stock.

                                  (ii)     Fiduciary Duty of Named Fiduciary.
                          The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

                                  (iii)    Execution of Purchases and Sales.
                          (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                                        (1)     If the Trustee is unable to
                          determine the number of shares required to be purchased or sold on such day; or

                                        (2)     If the Trustee is unable to
                          purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                        (3)     If the Trustee is prohibited by
                          the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

                          In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                                  (B)   Use of an Affiliated Broker. The
                          Sponsor hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                        (i)     As consideration for such
                          brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                        (ii)    Following the procedures set
                          forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee has provided the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices;
                          (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will, within the time periods specified in PTCE 86-128, provide the Sponsor with the confirmations and reports required under PTCE 86-128.

                                        (iii)   Any successor organization of
                          FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                                        (iv)    The Trustee and FBSI shall
                          continue to rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                                (iv)    Securities Law Reports. The Named
                          Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                                (v)     Voting and Tender Offers.
                          Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                                   (A)  Voting.

                                        (1)      When the issuer of the Sponsor
                          Stock prepares for any annual meeting, the Sponsor shall notify the Trustee thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                        (2)      Each participant shall have
                          the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. The Trustee shall vote shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant in the same proportion on each issue as it votes those shares for which it received voting instructions from participants.

                                        (3)      The Trustee shall vote that
                          number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock credited to participants' accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock credited to participants' accounts. The Trustee shall vote those shares of Sponsor Stock not credited to participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participants' accounts.

                                   (B)  Tender Offers.

                                        (1)      Upon commencement of a tender
                          offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Plan participant of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock credited to the participant's accounts (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                        (2)      Each participant shall have
                          the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. To the extent that Plan participants fail to affirmatively direct the Trustee to tender shares of Sponsor Stock credited to their accounts, those Plan participants will be deemed to have instructed the Trustee not to tender those shares. Accordingly, the Trustee shall not tender shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                                        (3)      The Trustee shall tender that
                          number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock credited to participants' accounts for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Sponsor Stock credited to participants' accounts.

                                        (4)      A participant who has directed
                          the Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                        (5)      A direction by a participant
                          to the Trustee to tender shares of Sponsor Stock credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

                                (vi)    Shares Credited. For all purposes of
                          this Section, the number of shares of Sponsor
                          Stock deemed "credited" to a participant's accounts shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued, provided, however, that in the case of a reallocation from mutual funds to Sponsor Stock, the date on which the Sponsor Stock is traded is the valuation date immediately following the date the mutual funds being reallocated are valued.

                                (vii)   General. With respect to all
                          rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                                (viii)  Conversion. All provisions in this
                          Section 4(h) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

                          (i) Commingled Pool Investments. To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

                 (2) Amending and restating the "investment options" portion of Schedule "A", to read as follows:

                                   -Fidelity Magellan Fund
                                   -Fidelity Overseas Fund
                                   -Fidelity Puritan Fund
                                   -Fidelity Money Market Trust: Retirement
                                    Government Money Market Portfolio
                                   -Fidelity Growth & Income Portfolio
                                   -Fidelity Contrafund
                                   -Fidelity Balanced Fund
                                   -Managed Income Portfolio
                                   -Sponsor Stock

                 (3) Amending and restating Schedules "B", "C", and "G" as attached.

                 IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                             FIDELITY MANAGEMENT TRUST
                                               COMPANY


By                                             By
   --------------------------                     -----------------------------
                         Date                     Senior Vice President    Date

                                  SCHEDULE "B"
                                 FEE SCHEDULE#


   -     Annual Participant Fee                   $20.00 per participant*,
                                                  subject to a $7,500  per year
                                                  minimum, billed and payable
                                                  quarterly.


   -     Loan Fee                                 Establishment fee of $35.00
                                                  per loan account;  annual fee
                                                  of $15.00 per loan account.


   -     Remote Acess (optional)                  $1,000 per year, plus a
                                                  monthly charge for TYMNET
                                                  usage.

   - Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

   - This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to maintain a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

TRUSTEE FEES
   - To the extent that assets are invested in Mutual Funds, 0.02% per year payable pro rata quarterly on the basis of such assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00 nor more than $5,000.00 per year.

   - To the extent that assets are invested in Sponsor Stock, 0.25% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date.

   -     The minimum total Trustee fee is $10,000.

QUANEX CORPORATION                              FIDELITY MANAGEMENT TRUST
                                                COMPANY


 By:
     -----------------------                    -------------------------------
                        Date                    Senior Vice President      Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS


         In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

                           -Fidelity Magellan Fund
                           -Fidelity Overseas Fund
                           -Fidelity Puritan Fund
                           -Fidelity Money Market Trust:Retirement Government
                            Money Market Portfolio
                           -Fidelity Growth & Income Portfolio
                           -Fidelity Contrafund
                           -Fidelity Balanced Fund
                           -Managed Income Portfolio
                           -Sponsor Stock

         The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) and 4(h)(v)(B)(5) shall be Fidelity Money Market
Trust: Retirement Government Money Market Portfolio.



QUANEX CORPORATION



By
   -----------------------
                      Date

                                  SCHEDULE "G"
                         TELEPHONE EXCHANGE PROCEDURES


The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                  MUTUAL FUNDS

         EXCHANGES BETWEEN MUTUAL FUNDS

         Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m.
         (ET) will be processed on a next day basis.

                                COMPANY STOCK

         EXCHANGES FROM MUTUAL FUNDS TO COMPANY STOCK

         Company Stock exchanges are processed on a monthly cycle. Participants who wish to exchange out of a mutual fund into Company Stock may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         Mutual fund shares are sold on the 15th of the month (or the previous business day if the 15th is not a business day) and the Company Stock is purchased within two (2) business days after the date on which the mutual fund shares are sold.

         EXCHANGES FROM COMPANY STOCK TO MUTUAL FUNDS

         Participants who wish to exchange out of Company Stock into mutual funds may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         The Company Stock is sold on the 16th (or the next business day if the 16th is not a business day) and the subsequent purchase into mutual funds will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity. Orders for sales of Company Stock must be share specific.

                            MANAGED INCOME PORTFOLIO

         EXCHANGES BETWEEN MUTUAL FUNDS AND MANAGED INCOME PORTFOLIO

         Participants who wish to exchange out of a mutual fund into the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust") may call on any business day. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

         EXCHANGES FROM MANAGED INCOME PORTFOLIO TO COMPANY STOCK

         Participants who wish to exchange out of the Managed Income Portfolio into Company Stock may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         Managed Income Portfolio shares are sold on the 15th of the month (or the previous business day if the 15th is not a business day) and the Company Stock is purchased within two (2) business days after the date on which the Managed Income Portfolio shares are sold.

         EXCHANGES FROM COMPANY STOCK TO MANAGED INCOME PORTFOLIO

         Participants who wish to exchange out of Company Stock into the Managed Income Portfolio may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

         The Company Stock is sold on the 16th (or the next business day if the 16th is not a business day) and the subsequent purchase into the Managed Income Portfolio will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity. Orders for sales of Company Stock must be share specific.

         EXCHANGE RESTRICTIONS

         Participants will not be permitted to make direct transfers out of the Managed Income Portfolio into a competing fund. Participants who wish to exchange out of the Managed Income Portfolio into a competing fund, must first exchange into a non-competing fund for a period of 90 days.

QUANEX CORPORATION



By
   ---------------------------
                          Date

                                                                      SCHEDULE E

                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 961-4600

                                 March 31, 1994


Re:      Nichols-Homeshield 401(k) Savings Plan
         for Davenport Hourly Employees Trust


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

Dear Ms. McCarthy:

         This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of March 31, 1992, between Quanex Corporation and Fidelity Management Trust Company. We hereby designate Robert C. Snyder, Vernon
E. Oechsle, Wayne M. Rose, and Joseph K. Peery, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                                                   Very truly yours,

                                                   QUANEX CORPORATION

                                                   By: /s/ JOSEPH K. PEERY
                                                   Assistant Secretary


/s/ ROBERT C. SNYDER
Robert C. Snyder

/s/ VERNON E. OECHSLE
Vernon E. Oechsle

/s/ WAYNE M. ROSE
Wayne M. Rose

/s/ JOSEPH K. PEERY
Joseph K. Peery